UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Ste. 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 7, 2012, USMD Holdings, Inc. (“Holdings”) filed a Current Report on Form 8-K dated August 31, 2012 (the “Original 8-K”) with regard to a business combination (described in further detail in Holdings’ Registration Statement on Form S-4, File No. 333-17138) by and among Holdings, UANT Ventures, L.L.P. (“Ventures”), Urology Associates of North Texas, L.L.P. (“UANT”), USMD Inc., The Medical Clinic of North Texas, P.A. (“MCNT”) and Impel Management Services, L.L.C. (“Impel”). As permitted under Item 9.01 of Form 8-K, the Original Form 8-K omitted certain required financial statements and pro forma financial information. Holdings hereby amends the Original Form 8-K to provide the required financial information. This Amendment No. 1 should be read in connection with the Original Form 8-K, which provides a more complete description of the transaction.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements for Businesses Acquired

The financial statements of Ventures, UANT, MCNT and Impel required by Item 9.01(a) of Form 8-K are included in Item 9.01(d) Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma combined condensed statement of operations of Holdings for the fiscal year ended December 31, 2011 and the unaudited pro forma combined condensed balance sheet and statement of operations of Holdings as of and for the six month period ended June 30, 2012 required by Item 9.01(b) of Form 8-K are included in Item 9.01(d) Exhibits.

(d)	Exhibits.

99.1	Audited combined financial statements of Urology Associates of North Texas, L.L.P. and subsidiaries for the fiscal years ended December 31, 2011 and 2010 (incorporated by reference to Registrant’s Post-Effective Amendment No. 3 to Form S-4 filed on April 20, 2012)

99.2	Unaudited condensed combined financial statements of Urology Associates of North Texas, L.L.P. and subsidiaries for the six month period ended June 30, 2012

99.3	Audited combined financial statements of Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A. for the fiscal years ended December 31, 2011 and 2010

99.4	Unaudited combined financial statements of Impel Management Services, L.L.C. and The Medical Clinic of North Texas, P.A. for the six month period ended June 30, 2012

99.5	Unaudited pro forma combined condensed statement of operations of USMD Holdings, Inc. for fiscal year 2011 and the unaudited pro forma combined condensed balance sheet and statement of operations of USMD Holdings, Inc. as of and for the six month period ended June 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: November 16, 2012	By:	/s/ Christopher Dunleavy
Christopher Dunleavy
Executive Vice President and Chief Financial Officer